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                                                                      Exhibit 11

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the Registration Statement of the ProFunds on Form N-1A (File No. 333-28339) of our report dated October 17, 1997 on our audit of the financial statement of the Money Market ProFund, which report is included in the Statement of Additional Information relating to the ProFunds which is incorporated by reference in the Registration Statement. We also consent to the reference to our Firm under the captions "Auditors" in the Prospectus relating to the UltraShort OTC ProFund and "Independent Accountants" in the Statement of Additional Information in this Post-Effective Amendment No. 1 to the Registration Statement of the ProFunds on Form N-1A (File No. 333-28339).

                                               /s/ COOPERS & LYBRAND L.L.P.

                                                   COOPERS & LYBRAND L.L.P.

Columbus, Ohio
February 20, 1998